UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
September 9, 2010

(Date of Report — Date of earliest event reported)
TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of Incorporation) Identification No.)	(Commission File Number)	(IRS Employer

3301 N.W. 150th Street
Oklahoma City, Oklahoma	73134

(Address of principal executive offices)	(Zip Code)
(405) 775-5000

(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     As previously disclosed, on January 12, 2009, Tronox Incorporated (the “Company”), and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). As previously disclosed, in connection with the Chapter 11 cases, on September 1, 2010, the Debtors filed with the Bankruptcy Court a First Amended Joint Plan of Reorganization of the Debtors (the “Tronox Plan”) and a First Amended Disclosure Statement for the Plan (the “Tronox Disclosure Statement”) pursuant to Chapter 11. On September 2, 2010, the Official Committee of Equity Security Holders of Tronox Incorporated (the “Equity Committee”) filed a separate Proposed Plan of Reorganization (the “Equity Committee Plan”) and a Disclosure Statement for the Equity Committee Plan (the “Equity Committee Disclosure Statement”) pursuant to Chapter 11. The Debtors continue to support the Tronox Plan and the Tronox Disclosure Statement and do not support the Equity Committee Plan or the Equity Committee Disclosure Statement. Copies of the Equity Committee Plan and Equity Committee Disclosure Statement as filed with the Bankruptcy Court are publicly available and may be accessed free of charge at http://www.kccllc.net/tronox.
     There is no assurance as to whether either Plan will be consummated or become effective.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/s/ Michael J. Foster
Michael J. Foster
Vice President, General Counsel and Secretary

Dated: September 9, 2010